As filed with the Securities and Exchange Commission on March 14, 2007

Registration No. 333-140831

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gafisa S.A.

(Exact name of Registrant as specified in its charter)

Federative Republic of Brazil	1520	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av. Nações Unidas No. 4777, 9th floor

São Paulo, SP, 05477-000

Federative Republic of Brazil

+55 (11) 3025 9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Corporate Research, Ltd.

225 W. 34th Street, Suite 910

New York, New York 10122

1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Manuel Garciadiaz Davis Polk & Wardwell 450 Lexington Avenue New York, N.Y. 10017 Phone: (212) 450-4000 Fax: (212) 450-4800	Sara Hanks Clifford Chance US LLP 31 West 52nd Street New York, N.Y. 10019 Phone: (212) 878-8000 Fax: (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 of Gafisa S.A. is being filed for the purpose of filing Exhibit 1.1 hereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Under Brazilian law, any provision, whether contained in the articles of association of a company or in any agreement, exempting any officer or director or indemnifying any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, default, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor. We have not entered into any indemnification agreements of this kind.

Item 7.	Recent Sales of Unregistered Securities

The securities of the Registrant that were issued or sold by the Registrant within the past three years and not registered with the Commission are as follows:

•

On April 29, 2005, the Registrant issued 6,400 non-convertible debentures with a face value of R$10,000 each. The underwriters for this issuance were Banco Itaú BBA S.A., HSBC Bank Brasil S.A. – Banco Múltiplo and Banif Primus Banco de Investimento S.A. The issuance of these securities were made to institutional and other investors outside the United States exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S promulgated under the Securities Act. The aggregate underwriting discount was R$1,248,000.

•

On December 1, 2005, the Registrant issued 11,250 non-convertible debentures with a face value of R$10,000 each. The underwriters for this issuance were Banco Itaú BBA S.A., HSBC Bank Brasil S.A. – Banco Múltiplo, Banco Pactual S.A., Banif Primus Banco de Investimento S.A., BB Banco de Investimento S.A. and Banco Votorantim S.A. The issuance of these securities were made to institutional and other investors outside the United States exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S promulgated under the Securities Act. The aggregate underwriting discount was R$1,796,960.

•

On February 3, 2006, the Registrant granted 2,828,912 options to purchase shares of the Registrant’s common shares at the exercise price of R$18.50 adjusted by the IGP-M plus 6%. The issuance of these options were made to institutional and other investors outside the United States exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S promulgated under the Securities Act.

•

On February 22, 2006, the Registrant issued 26,724,000 common shares in the form of shares and Global Depositary Shares, in its Brazilian initial public offering of common shares, to qualified institutional buyers in the United States pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and to institutional and other investors outside the United States in accordance with Rule 903 under the Securities Act of 1933 for an aggregate offering price of R$815,750,100. The principal underwriters were Banco Merrill Lynch de Investimentos S.A. and Banco Itaú BBA S.A. The aggregate underwriting discount was R$24,472,503.

•

On September 29, 2006, the Registrant issued 24,000 non-convertible debentures with a face value of R$10,000 each. The underwriters for this issuance were HSBC Bank Brasil S.A. – Banco Múltiplo, Banco Itaú BBA S.A., Banco Pactual S.A., Banco Standard de Investimentos S.A. and Banif Primus Banco de Investimento S.A. The issuance of these securities were made to institutional and other investors outside the United States exempt from registration under the Securities Act in reliance on Rule 903 of Regulation S promulgated under the Securities Act. The aggregate underwriting discount was R$1,920,000.

Item 8.	Exhibits

(a) The following documents are filed as part of this Registration Statement:

1.1	*	Form of International Purchase Agreement.

3.1	**	By-laws of the Registrant (English translation).

4.1	**	Form of Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and the Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (filed as Exhibit (a) to the Registration Statement on Form F-6 (Reg. No. 333-140832) filed February 22, 2007).

5.1	**	Opinion of Barbosa, Müssnich & Aragão, Brazilian legal counsel of the Registrant, as to the legality of the common shares.

8.1	**	Opinion of Barbosa, Müssnich & Aragão, as to tax matters.

10.1	**	Investment Agreement dated October 2, 2006 among Alphaville Participações S.A., Renato de Albuquerque and Nuno Luis de Carvalho Lopes Alves, as shareholders, and Gafisa S.A., as investor, and Alphaville Urbanismo S.A., Fate Administração e Investimentos Ltda. and NLA Administração e Participações Ltda.

21.1	**	Subsidiaries of the Registrant.

23.1	**	Consent of PricewaterhouseCoopers Auditores Independentes.

23.2	**	Consent of Barbosa, Müssnich & Aragão, Brazilian legal counsel of the Registrant (included in Exhibits 5.1 and 8.1).

24.1		Powers of Attorney (included on signature page to the Registration Statement).

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules

None.

Item 9.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil on March 14, 2007.

GAFISA S.A.

By:	/S/ WILSON AMARAL DE OLIVEIRA
Name:	Wilson Amaral de Oliveira
Title:	Chief Executive Officer

By:	/S/ ALCEU DUÍLIO CALCIOLARI
Name:	Alceu Duílio Calciolari
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wilson Amaral de Oliveira and Alceu Duílio Calciolari, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 14, 2007 in the capacities indicated:

Name	Title

/S/ GARY R. GARRABRANT Gary R. Garrabrant	Chairman of the Board of Directors

/S/ WILSON AMARAL DE OLIVEIRA Wilson Amaral de Oliveira	Chief Executive Officer (principal executive officer)

/S/ ALCEU DUÍLIO CALCIOLARI Alceu Duílio Calciolari	Chief Financial Officer (principal financial and accounting officer)

/S/ RENATO DE ALBUQUERQUE Renato de Albuquerque	Director

/S/ CAIO RACY MATTAR Caio Racy Mattar	Director

Name	Title

/S/ EDUARDO ALCALAY Eduardo Alcalay	Director

/S/ DANILO GAMBOA Danilo Gamboa	Director

/S/ RICHARD L. HUBER Richard L. Huber	Director

/S/ THOMAS J. MCDONALD Thomas J. McDonald	Director

/S/ FABIO SCHVARTSMAN Fabio Schvartsman	Director

/S/ DONALD PUGLISI Donald Puglisi	Authorized Representative in the United States

EXHIBIT INDEX

(a) The following documents are filed as part of this Registration Statement:

1.1	*	Form of International Purchase Agreement.

3.1	**	By-laws of the Registrant (English translation).

4.1	**

Form of Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and the Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (filed as Exhibit (a) to the Registration Statement on Form
F-6 (Reg. No. 333-140832) filed February 22, 2007).

5.1	**	Opinion of Barbosa, Müssnich & Aragão, Brazilian legal counsel of the Registrant, as to the legality of the common shares.

8.1	**	Opinion of Barbosa, Müssnich & Aragão, as to tax matters.

10.1	**

Investment Agreement dated October 2, 2006 among Alphaville Participações S.A., Renato de Albuquerque and Nuno Luis de Carvalho Lopes Alves, as shareholders, and Gafisa S.A., as investor, and Alphaville Urbanismo S.A., Fate Administração e Investimentos Ltda. and NLA Administração e Participações Ltda.

21.1	**	Subsidiaries of the Registrant.

23.1	**	Consent of PricewaterhouseCoopers Auditores Independentes.

23.2	**	Consent of Barbosa, Müssnich & Aragão, Brazilian legal counsel of the Registrant (included in Exhibits 5.1 and 8.1).

24.1		Powers of Attorney (included on signature page to the Registration Statement).

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules

None.